UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

CST BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On Tuesday, August 13, 2013, Kimberly Bowers, President and Chief Executive Officer of CST Brands, Inc. (“CST”) and Clay Killinger, Executive Vice President and Chief Financial Officer of CST gave a presentation during the conference call to discuss second quarter 2013 financial results. During the call, CST received questions regarding the limitations contained in the Private Letter Ruling (the “PLR”) received from the Internal Revenue Service in connection with its separation from Valero Energy Corporation (“Valero”) in May 2013. As discussed in CST's report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2013 and its Form 10, in conjunction with the separation and distribution, Valero received the PLR from the Internal Revenue Service to the effect that the distribution will not result in any taxable income, gain or loss to Valero, except for taxable income or gain arising as a result of certain intercompany transactions provided that CST does not undertake certain actions within two years following the separation effective date of May 1, 2013. Under CST's Tax Matters Agreement with Valero, a copy of which was filed as Exhibit 10.3 to the CST's Report on 8-K filed with the SEC on May 5, 2013, CST would be required to indemnify Valero against any tax resulting from the distribution to the extent that such tax resulted from transactions or actions by CST that would be inconsistent with the PLR such as an acquisition of all or a portion of CST's stock or assets, whether by merger or otherwise. To preserve the tax-free treatment to Valero of the distribution, as outlined in the Form 10, CST may be limited or prohibited, except in specified circumstances, from:

•	entering into any transaction pursuant to which all or a portion of our stock would be acquired, whether by merger or otherwise;

•	issuing equity securities beyond certain thresholds;

•	repurchasing our common stock;

•	ceasing to actively conduct the retail business; and/or

•	taking or failing to take any other action that prevents the distribution and related transactions from being tax-free.
For a more detailed discussion, see CST's Form 10 under the heading “Certain Relationships and Related-Party Transactions-Agreements Between Us and Valero-Tax Matters Agreement.”
Given that CST has received questions regarding the specifics of these restrictions, CST is providing further detail. As CST indicated on the call, under the PLR, CST may not:

•	merge or consolidate with any other person or entity; or

•	sell 60% or more of the gross assets of either the U.S. segment, the Canadian segment, or 60% of the consolidated group.
Additionally, to clarify statements made on the call, under the PLR CST cannot issue more than 50 million shares of common stock or repurchase more than 20% of its outstanding stock. Further, CST may not allow one or more persons or entities to acquire greater than 50% of the outstanding stock of CST.
Additional restrictions, many of which are structured to protect the findings of the PLR, are contained in the Tax Matters Agreement and in CST's financing arrangements.
The information in this Current Report is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Current Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Cynthia P. Hill
By:	Cynthia P. Hill
Title:	General Counsel and Corporate Secretary

Date: August 14, 2013